AMENDMENT NO. 1 TO AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
               --------------------------------------------------


         This AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of November 13, 2001, is by and among KOALA CORPORATION, a Colorado corporation, as borrower and debtor ("Borrower"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender and in its capacity as agent acting in the manner described below ("U.S. Bank" or "Agent").

                                    RECITALS
                                    --------

         A. Borrower, U.S. Bank and KeyBank are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 26, 2001 (the "Credit Agreement").

         B. Borrower and the Lenders have agreed to enter into this Agreement to amend the Revolving Credit Agreement to waive certain covenant violations of Borrower and make certain other amendments to the Credit Agreement.

         C. The Lenders are willing to waive certain covenant violations based on the covenants, terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         1.       Definitions.
                  -----------

                  (a) Any capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Credit Agreement.

                  (b) The definition of "CONSOLIDATED LEVERAGE RATIO" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "CONSOLIDATED LEVERAGE RATIO" means, as of the date of computation thereof, the ratio of (i) Debt to (ii) Consolidated EBITDA.

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                  (c) The definition of "FIXED CHARGES" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "FIXED CHARGES" means the sum of scheduled principal payments on Debt, cash interest on Debt and rent and operating lease expense of the Borrower determined as follows: (a) for the quarter ended March 31, 2002, such items shall be calculated at the end of such quarter and annualized by multiplying Fixed Charges for the quarter by four, (b) for the quarter ending June 30, 2002, such items shall be calculated at the end of such quarter, added to the total Fixed Charges for the previous quarter and annualized by multiplying such sum by two, (c) for the quarter ending September 30, 2002, such items shall be calculated at the end of such quarter, added to total Fixed Charges for the previous two quarters and annualized by multiplying such amount by 1.33333, (d) for all quarters ending on or after December 31, 2002, Fixed Charges shall be determined on a trailing four-quarter basis.

                  (d) The definition of "INTEREST COVERAGE" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "INTEREST COVERAGE" means (a) Consolidated EBITDA divided by (b) the Consolidated Interest Expense for Borrower determined as follows: (i) for the quarter ended December 31, 2001, Consolidated Interest Expense shall be calculated at the end of such quarter and annualized by multiplying Consolidated Interest Expense for the quarter by four, (ii) for the quarter ending March 31, 2002, Consolidated Interest Expense shall be calculated at the end of such quarter, added to the total Consolidated Interest Expense for the previous quarter and annualized by multiplying such sum by two, (c) for the quarter ending June 30, 2002, Consolidated Interest Expense shall be calculated at the end of such quarter, added to the total Consolidated Interest Expense (as appropriate) for the previous two quarters and annualized by multiplying such amount by 1.33333, (d) for all quarters ending on or after September 30, 2002, Consolidated Interest Expense shall be determined on a trailing four-quarter basis.

                  (e) The definition of "UNALLOCATED CASH FLOW" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "UNALLOCATED CASH FLOW" means the sum of (a) Consolidated EBITDA, plus
         (b) rent and operating lease expense, less (c) cash dividends, less (d) cash taxes and less (e) unfinanced capital expenditures of the Borrower determined on a trailing four-quarter basis.

         2. Waiver of Covenants.
         -----------------------
         In consideration of the terms and conditions of this Agreement, for the period ending September 30, 2001, the Lenders hereby waive Borrower's compliance with (a) the Consolidated Leverage Ratio financial covenant set forth in Paragraph 9.12(a) of the Credit Agreement, and (b) the Interest Coverage financial covenant set forth in Paragraph 9.12(c) of the Credit Agreement.

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         3.       Amendment of Financial Covenants.
                  --------------------------------
         Borrower hereby agrees to the following amendments to the financial covenants of the Credit Agreement:

                  (a) Paragraph 9.12(a) of the Credit Agreement is hereby deleted and replaced with the following:

         Maximum Consolidated Leverage Ratio.
         -----------------------------------
         The Consolidated Leverage Ratio shall not exceed the following:

         Period                                     Consolidated Leverage Ratio
         ------                                     ---------------------------
         Quarter ending 12/31/2001                            5.40 : 1
         Quarter ending 3/31/2002                             4.00 : 1
         Quarter ending 6/30/2002                             3.50 : 1
         Quarter ending 9/30/2002                             2.60 : 1
         Quarter ending 12/31/2002 and thereafter             2.00 : 1

                  (b) Paragraph 9.12(b) of the Credit Agreement is hereby deleted and replaced with the following:

         Minimum Fixed Charge Coverage.
         -----------------------------
         Borrower's Fixed Charge Coverage shall at no time be less than the following:

         Period                                         Fixed Charge Coverage
         ------                                         ---------------------
         Quarter ending 12/31/2001                            No requirement
         Quarter ending 3/31/2002                             1.00 : 1
         Quarter ending 6/30/2002                             1.00 : 1
         Quarter ending 9/30/2002                             1.25 : 1
         Quarter ending 12/31/2002 and thereafter             1.50 : 1

                  (c) Paragraph 9.12(c) of the Credit Agreement is hereby deleted and replaced with the following:

         Minimum Interest Coverage.
         -------------------------

         Borrower's Interest Coverage shall at no time be less than the following:

         Period                                           Interest Coverage
         ------                                           -----------------
         Quarter ending 12/31/2001                            2.25 : 1
         Quarter ending 3/31/2002                             2.25 : 1
         Quarter ending 6/30/2002                             3.00 : 1
         Quarter ending 9/30/2002                             4.00 : 1
         Quarter ending 12/31/2002 and thereafter             4.00 : 1

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         4.       Additional Covenants.
                  --------------------

         So long as any part of the Indebtedness remains unpaid or the Credit Agreement remains in effect, Borrower shall comply with the following covenants, which shall be treated as additional affirmative covenants under Section 8 of the Credit Agreement:

                  (a) In order to raise additional cash through equity sales, Borrower, in conjunction with Green Manning & Bunch, LTD or another investment banker or underwriter reasonably acceptable to Lenders, shall complete and be actively marketing an offering memorandum (the "Offering Memorandum") by December 17, 2001. A copy of the Offering Memorandum must also be provided to the Lenders by December 17, 2001.

                  (b) On or before March 31, 2002, Borrower shall raise a minimum of $10,000,000 through equity sales or other acceptable financing approved by the Lenders, all of which proceeds must be used to prepay the Term Note that evidences the Term Facility. Such prepayment shall be applied to the outstanding balance of the Term Note. After such prepayment, the Term Note will be re-amortized on a 6.75 year straight-line basis and corresponding payment adjustments shall be made to the Term Note.

                  (c) Borrower shall provide the Lenders with weekly updates on the status of the Offering Memorandum and any equity sales of Borrower.

         5.       Miscellaneous.
                  -------------

                  (a) Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Transaction Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Transaction Documents. Borrower further agrees to pay on demand all costs and expenses of the Agent and the other Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement or the Transaction Documents.

                  (b) The Lenders and Borrower, as used herein, shall include the successors or assigns of those parties, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

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                  (c) No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and the Required Lenders.

                  (d) This Agreement may be executed in any number of counterparts, and by the Lenders and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

                  (e) Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  (f) The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

                  (g) This Agreement, the Credit Agreement, and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by the Lenders to Borrower.

                  (h) This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the state.

                  (i) Borrower and the Lenders agree that any action or proceeding to enforce, or arising out of, the Transaction Documents may be commenced in any state or federal court of competent jurisdiction in the State of Colorado, and Borrower and Lenders waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower or the Lenders, as appropriate, or as otherwise provided by the laws of the State or the United States.

                  (j) Borrower and the Lenders hereby knowingly, voluntarily, and intentionally waive any right to trial by jury borrower or lenders may have in any action or proceeding, in law or in equity, in connection with the Transaction Documents or the transactions related thereto. Borrower represents and warrants that no representative or agent of the Lenders has represented, expressly or otherwise, that the Lenders will not, in the event of litigation, seek to enforce this right to jury trial waiver. Borrower acknowledges that the Lenders have been induced to enter into this Agreement by, among other things, the provisions of this paragraph.

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                  (k) Oral agreements or commitments to loan money, extend
credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (Borrower) and us (Lenders) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Agreement and the Transaction Documents, which are the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        BORROWER:

                                        KOALA CORPORATION


                                        By: /s/ Jeffrey L. Vigil
                                        -------------------------------
                                        Name:   Jeffrey L. Vigil
                                        Title:   Vice President Finance and
                                        Administration

                                        Address:
                                        11600 East 53rd Avenue, Unit D
                                        Denver, CO 80239
                                        Attn: Mark A. Betker, President and CEO
                                        Phone: (303) 770-3934
                                        Facsimile: (303) 574-9000

                                        LENDERS:

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:  /s/ Andrew K. Aye
                                        -------------------------------
                                        Name:    Andrew K. Aye
                                        Title:   Vice President

                                        Address:
                                        8401 E. Belleview
                                        Denver, Colorado 80237
                                        Attention: Andrew K. Aye, Vice President
                                        Phone: (303) 773-0709
                                        Facsimile: (303) 290-8671


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                                        KEYBANK NATIONAL ASSOCIATION



                                        By: /s/ Jeanette Ganousis
                                        -------------------------------
                                        Name:   Jeanette Ganousis
                                        Title:  Senior Vice President

                                        Address:
                                        1675 Broadway, Suite 500
                                        Denver, CO 80202
                                        Attn: Jeanette Ganousis
                                        Phone:   (720) 904-4542
                                        Fax:     (720) 904-4515




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